THE MARSICO INVESTMENT FUND

OFFICER’S CERTIFICATE

I, the undersigned officer of The Marsico Investment Fund, DO HEREBY CERTIFY THAT:

1.	The following is a true, correct and complete copy of certain resolutions adopted by the Trustees at a regular meeting of the Trustees on August 12, 2015:

RESOLVED, that Article X, Section 5 of the Trust’s Trust Instrument be, and hereby is, amended to state as follows:

Section 5. Reorganization; Merger; Consolidation.

(a)	Notwithstanding anything else herein, the Trustees may, without Shareholder approval, unless such approval is required by applicable law:

(i)	cause the Trust or any one or more Series or Classes, to merge, consolidate or otherwise combine with or into one or more other Series or Classes or trusts (or series or classes thereof to the extent permitted by law), partnerships, associations, corporations or other business entities (including trusts, partnerships, associations, corporations or other business entities created by the Trustees to accomplish such merger, consolidation or combination) so long as the surviving or resulting entity is an investment company as defined in the 1940 Act, or is a series thereof, that will succeed to or assume the Trust’s registration under the 1940 Act and that is formed, organized, or existing under the laws of the United States or of a state, commonwealth, possession or territory of the United States, unless otherwise permitted under the 1940 Act;

(ii)	cause the Trust, or any one or more Series or Classes, to sell the assets thereof in exchange for beneficial interests of another management investment company;

(iii)	cause the Trust, or any one or more of its Series, to modify its investment objective and/or strategy;

(iv)	cause the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law;

(v)	cause the Trust, or any Series thereof, to sell and convey all or substantially all of the assets of the Trust or any affected Series to another Series of the Trust or to another entity to the extent permitted under the 1940 Act, for adequate consideration, which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent, of the Trust or any affected Series, and which may include shares or interests in such other Series of the Trust or other entity or series thereof; or

(vi)	cause the Trust to reorganize as a corporation, limited liability company or limited liability partnership under the laws of Delaware or any other state or jurisdiction.

(b)	Any agreement of merger or consolidation or exchange or certificate of merger may be signed by a majority of Trustees and facsimile signatures conveyed by electronic or telecommunication means shall be valid.

(c)	Pursuant to and in accordance with the provisions of Section 3815(f) of the Delaware Act, and notwithstanding anything to the contrary contained in this Trust Instrument, an agreement of merger or consolidation approved by the Trustees in accordance with this Section 5 may effect any amendment to the governing instrument of the Trust or effect the adoption of a new trust governing instrument of the Trust if the Trust is the surviving or resulting trust in the merger or consolidation.

(d)	The Trustees may create one or more statutory trusts to which all or any part of the assets, liabilities, profits, or losses of the Trust or any Series or Class thereof may be transferred and may provide for the conversion of Shares in the Trust or any Series or Class thereof into beneficial interests in any such newly created trust or trusts or any series or classes thereof.

FURTHER RESOLVED, that the proper officers of the Trust be, and each hereby is, authorized and directed to prepare, execute and file with the Securities and Exchange Commission all regulatory filings as shall, in the opinion of counsel, be necessary or desirable and proper in connection with such amendment to the Trust Instrument under the Investment Company Act of 1940, as amended and the Securities Exchange Act of 1934, as amended.

2.	That said resolution is currently in full force and effect and has not been amended, annulled, rescinded or revoked.

IN WITNESS WHEREOF, the undersigned has executed this Certificate this 20th day of January, 2016.

The Marsico Investment Fund

/s/ Neil L. Gloude
Name:	Neil L. Gloude
Title:	Vice President, Secretary and Treasurer